SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          ---------------------------

                                   AT&T CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          New York                                        13-4924710
(State or Other Jurisdiction of    (I.R.S. Employer Identification No.)
Incorporation or Organization)

  32 Avenue of the Americas
      New York, New York                                  10013-2412
(Address of Principal Executive Offices)                  (Zip Code)

                           AT&T LONG TERM SAVINGS PLAN
                            FOR MANAGEMENT EMPLOYEES

                    AT&T LONG TERM SAVINGS AND SECURITY PLAN

                 AT&T RETIREMENT SAVINGS AND PROFIT SHARING PLAN

          AT&T OF PUERTO RICO, INC. LONG TERM SAVINGS AND SECURITY PLAN

    AT&T OF PUERTO RICO, INC. LONG TERM SAVINGS PLAN FOR MANAGEMENT EMPLOYEES

                           (Full titles of the plans)
                           --------------------------

                             MARILYN J. WASSER, ESQ.
                       VICE PRESIDENT - LAW AND SECRETARY
                                   AT&T CORP.
                             295 NORTH MAPLE AVENUE
                             BASKING RIDGE, NJ 07920
                     (Name and Address of Agent for Service)

                                 (908) 221-2000
          (Telephone number, including area code, of agent for service)
                           --------------------------

                         CALCULATION OF REGISTRATION FEE
 ===============================================================================
               +                   + Proposed     +     Proposed   +
               +                   + maximum      +     maximum    +
    Title of   +     Amount        + offering     +    aggregate   + Amount of
 securities to +      to be        +  price       +     offering   +registration
 be registered +    registered     + per share*   +      price*    +    fee
 ===============================================================================
 Class A       +                   +              +                +
 Liberty Media +                   +              +                +
 Group Common  +                   +              +                +
 Stock, par    + 2,000,000 shares  + $33.875      + $67,750,000.00 + $18,835.00
 value $1.00   +                   +              +                +
 per share     +                   +              +                +
 ===============================================================================

         *Estimated solely for the purpose of calculating the registration fee and, pursuant to Rule 457(c) of the Securities Act of 1933, as amended (the "Securities Act"), based upon the average of the high and low sale prices of Class A Liberty Media Group Common Stock, par value $1.00 per share, on the New York Stock Exchange on September 21, 1999.

         Pursuant to Rule 416(a) of the Securities Act, this registration statement shall be deemed to cover an indeterminable number of additional shares that may become issuable pursuant to the anti-dilution provisions of the plans (the "Plans") listed above. In addition, pursuant to Rule 416(c) of the Securities Act, this registration statement shall be deemed to register an indeterminate amount of interests to be offered or sold pursuant to the Plans.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents previously filed by AT&T with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated herein by reference:

         (1) AT&T's Annual Report on Form 10-K for the year ended December 31, 1998, as amended by Forms 10-K/A filed on March 23, 1999 and July 12, 1999;
         (2) The description of Class A Liberty Media Group Common Stock contained in AT&T's Registration Statements on Form S-4 dated January 8, 1999 (No. 333-70279) and August 27, 1999 (No.
                  333-86019);
         (3) AT&T's Quarterly Reports on Form 10-Q for the periods ending March 31, 1999 and June 30, 1999 and on Form 10-Q/A for the period ended September 30, 1998, filed on January 8, 1999;
         (4) AT&T's Current Reports on Form 8-K filed January 8, 1999, January 27, 1999, March 9, 1999, March 10, 1999, March 22,
                  1999,  May 3, 1999,  May 7, 1999 and  September 2, 1999 and on
                  Form 8-K/A dated January 8, 1999;
         (5) Annual Reports for each of the Plans on Form 11-K for the year ended December 31, 1998.

         All documents, filed subsequent to the date hereof by AT&T with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); PROVIDED, HOWEVER, that the documents enumerated above or subsequently filed by AT&T pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made hereby is in effect prior to the filing with the SEC of AT&T's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference herein or be a part hereof from and after the filing of such Annual Report on Form 10-K.

         Any statement contained in an Incorporated Document or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 4.  Description of Securities.

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

         As of August 27, 1999, Robert S. Feit, General Attorney and Assistant Secretary of registrant owned 5,035 shares of AT&T Common Stock (including restricted shares) and had options to purchase an additional 33,750 shares of AT&T Common Stock.

Item 6.  Indemnification of Directors and Officers.

         Pursuant to the statutes of the State of New York, a director or officer of a corporation is entitled, under specified circumstances, to indemnification by the corporation against reasonable expenses, including attorney's fees, incurred by him/her in connection with the defense of a civil or criminal proceeding to which he/she has been made, or threatened to be made, a party by reason of the fact that he/she was such director or officer. In certain circumstances, indemnity is provided against judgments, fines and amounts paid in settlement. In general, indemnification is available where the director or officer acted in good faith, for a purpose he/she reasonably believed to be in the best interests of the corporation. Specific court approval is required in some cases. The foregoing statement is subject to the detailed provisions of Sections 715, 717 and 721-725 of the New York Business Corporation Law ("BCL").

         The AT&T By-laws provide that AT&T is authorized, by (i) a resolution of shareholders, (ii) a resolution of directors or (iii) an agreement providing for such indemnification, to the fullest extent permitted by applicable law, to provide indemnification and to advance expenses to its directors and officers in respect of claims, actions, suits or proceedings based upon, arising from, relating to or by reason of the fact that any such director or officer serves or served in such capacity with AT&T or at the request of AT&T in any capacity with any other enterprise.

         AT&T has entered into contracts with its officers and directors, pursuant to the provisions of BCL Section 721, by which it will be obligated to indemnify such persons, to the fullest extent permitted by the BCL, against expenses, fees, judgments, fines and amounts paid in settlement in connection with any present or future threatened, pending or completed action, suit or proceeding based in any way upon or related to the fact that such person was an officer or director of AT&T or, at the request of AT&T, an officer, director or other partner, agent, employee or trustee of another enterprise. The contractual indemnification so provided will not extend to any situation where a judgment or other final adjudication adverse to such person establishes that his/her acts were committed in bad faith or were the result of active and deliberate dishonesty or that there inured to such person a financial profit or other advantage.

         The directors and officers of AT&T are covered by insurance policies indemnifying against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities.

Item 7.  Exemption from Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.

See Exhibit Index.

         In accordance with the requirements of Item 8(b) of Part II of Form S-8, the Registrant will submit or has submitted the Plans, and any amendments thereto, to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS to qualify the Plans.

Item 9.  Undertakings.

         (1) The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

Provided, however, that paragraphs 1(i) and 1(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

         (2) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Basking Ridge, State of New Jersey, on the 28th day of September, 1999.

                               AT&T CORP.

                               By: /s/     Edward M. Dwyer
                                   -------------------------
                                   Name:   Edward M. Dwyer
                                   Title:  Vice President and
                                             Treasurer


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

            SIGNATURE                                    CAPACITY
    PRINCIPAL EXECUTIVE OFFICER:

C. Michael Armstrong*              Chairman and Chief Executive Officer

    PRINCIPAL FINANCIAL OFFICER:

Daniel E. Somers*                  Senior Executive Vice President
                                    and Chief Financial Officer
    PRINCIPAL ACCOUNTING OFFICER:

Nicholas S. Cyprus*                Vice President and Controller

     DIRECTORS
C. Michael Armstrong*
Kenneth T. Derr*
M. Kathryn Eickhoff*
Walter Y. Elisha*
George M. C. Fisher*
Donald V. Fites*
Amos B. Hostetter*
Ralph S. Larsen*
Donald F. McHenry*
John C. Malone*
Michael I. Sovern*
Sanford I. Weill*
Thomas H. Wyman*
John D. Zeglis*

* By: /s/  Edward M. Dwyer
      ---------------------
           Edward M. Dwyer
           (Attorney-In-Fact)

      September 28, 1999

         Pursuant to the requirements of the Securities Act of 1933, the persons who administer the Plans have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Morristown, State of New Jersey, on the 28th day of September, 1999.


                           AT&T LONG TERM SAVINGS PLAN
                            FOR MANAGEMENT EMPLOYEES

                    AT&T LONG TERM SAVINGS AND SECURITY PLAN

                 AT&T RETIREMENT SAVINGS AND PROFIT SHARING PLAN

          AT&T OF PUERTO RICO, INC. LONG TERM SAVINGS AND SECURITY PLAN

    AT&T OF PUERTO RICO, INC. LONG TERM SAVINGS PLAN FOR MANAGEMENT EMPLOYEES




                             By:  /s/     Joanne Sisto
                                  -------------------------
                                  Name:   Joanne Sisto
                                  Title:  Administrator

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                            EXHIBIT DESCRIPTION

5           Opinion of Robert S. Feit, General Attorney and Assistant
            Secretary of the registrant, as to the legality of the securities to be issued

23.1        Consent of PricewaterhouseCoopers LLP

23.2        Consent of Arthur Andersen LLP

23.3        Consent of KPMG LLP

23.4 Consent of Robert S. Feit is contained in the opinion of counsel filed as Exhibit 5

24          Powers of Attorney